QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2004

SEROLOGICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-26126 (Commission File Number)	58-2142225 (IRS Employee Identification No.)
5655 Spalding Drive, Norcross, GA (Address of Principal Executive Offices)	30092 (Zip Code)
(678) 728-2000 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

        On June 30, 2004, Serologicals Corporation (the "Company") announced that David A. Dodd, President and Chief Executive Officer, has implemented a stock trading program in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934.

        [A copy of the press release issued on June 30, 2004 is attached as Exhibit 99.1.

        The following Exhibit is furnished as part of this Report to the extent described in this Item 9.

Exhibit No.	Description of Exhibits
99.1	Press Release dated June 30, 2004.]

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Serologicals Corporation (Registrant)
Date: June 30, 2004	By:	/s/ Harold W. Ingalls Harold W. Ingalls, Vice President/Chief Financial Officer

QuickLinks

SIGNATURES